LEHMAN BROTHERS INCOME FUNDS
                                TRUST INSTRUMENT

                                   SCHEDULE A

INVESTOR CLASS
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Lehman Brothers California Tax-Free Money Fund
Lehman Brothers Core Bond Fund
Lehman Brothers High Income Bond Fund
Lehman Brothers Municipal Money Fund
Lehman Brothers Municipal Securities Trust
Lehman Brothers New York Municipal Money Fund
Lehman Brothers Short Duration Bond Fund
Lehman Brothers Strategic Income Fund
Neuberger Berman Cash Reserves
Neuberger Berman Government Money Fund

TRUST CLASS
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Lehman Brothers Core Bond Fund
Lehman Brothers Core Plus Bond Fund
Lehman Brothers High Income Bond Fund
Lehman Brothers Short Duration Bond Fund
Lehman Brothers Strategic Income Fund

ADVISOR CLASS
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Lehman Brothers Core Bond Fund
Lehman Brothers Strategic Income Fund

INSTITUTIONAL CLASS
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Lehman Brothers Core Bond Fund
Lehman Brothers Core Plus Bond Fund
Lehman Brothers High Income Bond Fund
Lehman Brothers Strategic Income Fund

RESERVE CLASS
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Lehman Brothers California Tax-Free Money Fund
Lehman Brothers National Municipal Money Fund
Lehman Brothers Tax-Free Money Fund

CLASS A
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Lehman Brothers Core Bond Fund
Lehman Brothers Core Plus Bond Fund
Lehman Brothers Strategic Income Fund

CLASS C
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Lehman Brothers Core Bond Fund
Lehman Brothers Core Plus Bond Fund
Lehman Brothers Strategic Income Fund

DATED:  December 13, 2007